Exhibit 99.2

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2011	2010

ASSETS

Current Assets:
Cash and Cash Equivalents	$15,107	$23,395
Receivables, Net	470,921	523,644
Unbilled Revenues	154,370	208,834
Taxes Receivable	49,130	89,638
Fuel, Materials and Supplies	230,754	244,043
Regulatory Assets	242,137	238,699
Marketable Securities	74,680	78,306
Prepayments and Other Current Assets	100,763	100,441
Total Current Assets	1,337,862	1,507,000

Property, Plant and Equipment, Net	9,863,789	9,567,726

Deferred Debits and Other Assets:
Regulatory Assets	2,656,093	2,756,580
Goodwill	287,591	287,591
Marketable Securities	58,154	51,201
Derivative Assets	86,730	123,242
Other Long-Term Assets	152,127	179,261
Total Deferred Debits and Other Assets	3,240,695	3,397,875

Total Assets	$14,442,346	$14,472,601

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2011	2010

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable to Banks	$137,000	$267,000
Long-Term Debt - Current Portion	336,991	66,286
Accounts Payable	373,799	417,285
Obligations to Third Party Suppliers	74,522	74,659
Accrued Taxes	104,125	107,067
Accrued Interest	69,582	74,740
Regulatory Liabilities	152,956	99,403
Derivative Liabilities	105,583	71,501
Other Current Liabilities	121,469	167,206
Total Current Liabilities	1,476,027	1,345,147

Rate Reduction Bonds	147,252	181,572

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	1,777,163	1,636,750
Regulatory Liabilities	273,909	339,655
Derivative Liabilities	884,283	909,668
Accrued Pension	798,467	802,195
Other Long-Term Liabilities	696,040	695,915
Total Deferred Credits and Other Liabilities	4,429,862	4,384,183

Capitalization:
Long-Term Debt	4,356,052	4,632,866

Noncontrolling Interest in Consolidated Subsidiary:
Preferred Stock Not Subject to Mandatory Redemption	116,200	116,200

Equity:
Common Shareholders' Equity:
Common Shares	979,884	978,909
Capital Surplus, Paid In	1,785,907	1,777,592
Retained Earnings	1,546,493	1,452,777
Accumulated Other Comprehensive Loss	(45,791)	(43,370)
Treasury Stock	(351,387)	(354,732)
Common Shareholders' Equity	3,915,106	3,811,176
Noncontrolling Interests	1,847	1,457
Total Equity	3,916,953	3,812,633
Total Capitalization	8,389,205	8,561,699

Total Liabilities and Capitalization	$14,442,346	$14,472,601

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Six Months Ended
(Thousands of Dollars, Except Share Information)	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Operating Revenues	$1,047,481	$1,111,426	$2,282,732	$2,450,845

Operating Expenses:
Fuel, Purchased and Net Interchange Power	340,300	442,230	814,409	1,045,578
Other Operating Expenses	262,818	206,664	514,796	454,937
Maintenance	78,825	66,817	146,589	112,454
Depreciation	73,637	79,075	147,588	157,731
Amortization of Regulatory Assets, Net	17,262	8,893	51,669	566
Amortization of Rate Reduction Bonds	17,086	54,997	34,367	114,567
Taxes Other Than Income Taxes	79,419	74,406	167,823	160,005
Total Operating Expenses	869,347	933,082	1,877,241	2,045,838
Operating Income	178,134	178,344	405,491	405,007

Interest Expense:
Interest on Long-Term Debt	57,044	58,522	114,444	115,791
Interest on Rate Reduction Bonds	2,293	5,633	4,871	12,324
Other Interest	2,897	3,042	1,468	6,343
Interest Expense	62,234	67,197	120,783	134,458
Other Income, Net	7,334	1,552	17,647	9,608
Income Before Income Tax Expense	123,234	112,699	302,355	280,157
Income Tax Expense	44,515	39,351	108,052	119,209
Net Income	78,719	73,348	194,303	160,948
Net Income Attributable to Noncontrolling Interests	1,441	1,402	2,870	2,792
Net Income Attributable to Controlling Interests	$77,278	$71,946	$191,433	$158,156

Basic and Diluted Earnings Per Common Share	$0.44	$0.41	$1.08	$0.90

Dividends Declared Per Common Share	$0.28	$0.26	$0.55	$0.51

Weighted Average Common Shares Outstanding:
Basic	177,347,374	176,571,189	177,267,791	176,460,476
Diluted	177,626,992	176,736,532	177,553,995	176,637,003

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

NORTHEAST UTILITIES AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(Thousands of Dollars)	2011	2010

Operating Activities:
Net Income	$194,303	$160,948
Adjustments to Reconcile Net Income to Net Cash Flows
Provided by Operating Activities:
Bad Debt Expense	9,374	17,176
Depreciation	147,588	157,731
Deferred Income Taxes	95,293	37,850
Pension and PBOP Expense, Net of PBOP Contributions	51,324	25,529
Pension Contribution	(19,200)	-
Regulatory Overrecoveries, Net	40,434	21,569
Amortization of Regulatory Assets, Net	51,669	566
Amortization of Rate Reduction Bonds	34,367	114,567
Derivative Assets and Liabilities	(9,272)	(5,640)
Other	(7,192)	(29,707)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	80,696	34,703
Fuel, Materials and Supplies	12,992	52,024
Taxes Receivable/Accrued	48,933	(3,856)
Accounts Payable	(23,981)	(53,480)
Other Current Assets and Liabilities	(20,633)	3,799
Net Cash Flows Provided by Operating Activities	686,695	533,779

Investing Activities:
Investments in Property, Plant and Equipment	(468,526)	(442,404)
Proceeds from Sales of Marketable Securities	72,369	95,452
Purchases of Marketable Securities	(73,564)	(96,546)
Proceeds from Sale of Assets	46,841	-
Other Investing Activities	(4,828)	(4,369)
Net Cash Flows Used in Investing Activities	(427,708)	(447,867)

Financing Activities:
Cash Dividends on Common Shares	(97,207)	(90,194)
Cash Dividends on Preferred Stock	(2,779)	(2,779)
(Decrease)/Increase in Short-Term Debt	(130,000)	57,000
Issuance of Long-Term Debt	122,000	145,000
Retirements of Long-Term Debt	(124,086)	(4,286)
Retirements of Rate Reduction Bonds	(34,320)	(128,600)
Other Financing Activities	(883)	(230)
Net Cash Flows Used in Financing Activities	(267,275)	(24,089)
Net (Decrease)/Increase in Cash and Cash Equivalents	(8,288)	61,823
Cash and Cash Equivalents - Beginning of Period	23,395	26,952
Cash and Cash Equivalents - End of Period	$15,107	$88,775

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Northeast Utilities and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.